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                                                                      EXHIBIT 21

                     SUBSIDIARIES OF MILLIPORE CORPORATION

Pursuant to Item 601, Paragraph 21, clause (ii) of Regulation S-K, the following list excludes subsidiaries who conduct no business operations or which have no significant assets.

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COMPANY NAME                             JURISDICTION OF ORGANIZATION
------------                             ----------------------------
Millipore Asia Ltd.                           Delaware
  Millipore Korea Ltd.                        Korea
  Millipore Singapore, Pte. Ltd.              Singapore
Millipore Cidra, Inc.                         Delaware
Millipore Intertech, (V.I.), Inc.             U.S. Virgin Is.
Millipore (Canada) Ltd.                       Canada
Millipore S.A. de C.V.                        Mexico
Millipore GesmbH                              Austria
  Millipore Kft                               Hungary
  Millipore S.R.O.                            Czech Republic
Millipore Investment Holdings Ltd.            Delaware
 Millipore International Holding
  Company B.V.                                Netherlands
  BCL Acquisition Corp.                       Delaware
     BioProcessing Limited Corporation        United Kingdom
  Millipore Japan Company L.L.C.              Delaware
     Nihon Millipore Limited                  Japan
  Millipore S.A./N.V.                         Belgium
  Millipore (U.K.) Ltd.                       United Kingdom
  Millipore S.A.                              France
  Millipore Ireland B.V.                      Netherlands
     Millipore Dublin International
      Finance Company                         Ireland
  Millipore GmbH                              West Germany
  Millipore S.p.A.                            Italy
  Millipore A.B.                              Sweden
  Millipore AS                                Norway
  Millipore A.G.                              Switzerland
  Millipore A/S                               Denmark
  Millipore Australia Pty. Ltd.               Australia
  Millipore Iberica S.A.                      Spain
  Millipore I.E.C., Ltda.                     Brazil
  Millipore OY                                Finland
  Millipore B.V.                              The Netherlands
  Millipore China Ltd.                        Hong Kong

Millipore Pacific Limited                     Delaware
  Millipore (Suzhou) Filter Company
   Limited                                    Peoples Republic of China
Millicorp, Inc.                               Delaware
Minerva Insurance Co. Ltd.                    Bermuda
Vermeer                                       Ireland
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